Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

CITIBANK, N.A.

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF OCTOBER 30, 2002

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A. Additional Custodians

Bank of New York	FICASH
FITERM

B. Special Subcustodian

Subcustodian	Purpose
Bank of New York	Variable Rate Demand Notes
Chemical Bank, N.A.	Variable Rate Demand Notes
Bankers Trust Company	Variable Rate Demand Notes
NCNB National Bank of North Carolina	Variable Rate Demand Notes
NationsBank of Virginia	Variable Rate Demand Notes

C. Foreign Subcustodians

Country	Subcustodian	Depositories

Argentina	Citibank, N.A.	Caja de Valores S.A. Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Australia	Citibank Limited	Austraclear Clearing House Electronic Subregister System (CHESS)
Austria	Citibank, N.A.	Oesterreichische Kontrollbank AG (OeKB)
Bangladesh	Standard Chartered Bank PLC
Belgium	Fortis Bank Bank Brussels Lambert	Euronext Brussels - CIK National Bank of Belgium (NBB)
Bermuda	Bank of Bermuda	Bermuda Securities Depository (BSD)
Bolivia	Citibank, N.A.
Botswana	Barclays Bank of Botswana Ltd.
Brazil	Citibank, N.A.	Companhia Brasileira de Liquidacao e Custodia (CBLC) Central of Custody and Financial Settlement of Securities (CETIP) Central Bank/Sestema Especial de Liquidacoa e Custodia (SELIC)
Bulgaria	SG Expressbank	Central Securities Depository AD (CDAD) Bulgarian National Bank (BNB)
Canada	Citibank Canada	Canadian Depository for Securities Ltd.
Chile	Citibank, N.A.	Deposito Central de Valores SA (DCV)
China	Citibank, N.A.	CSDCC - Shanghai Securities Central Clearing and Registration CSDCC - Shenzhen Securities Central Clearing Company
Colombia	Cititrust Colombia S.A.	Deposito Central de Valores (DCV) Deposito Centralizado de Valores (DECEVAL)
Costa Rica	Banco BCT SA	Central de Valores de la Bolsa Nacional de Valores (CEVAL)
Croatia	Privredna Banka Zagreb Dd	Sredisnja Depozitarna Agencija (SDA) Ministry of Finance (MoF)
Czech Republic	Citibank, a.s.	Czech National Bank (CNB) Stredisko Cennych Papiru (SCP)
Denmark	Nordea Bank Denmark A/s	Vaerdipapircentralen (VP)
Ecuador	Citibank, N.A.
Estonia	A.S. Hansabank	Estonian Central Depository for Securities
Finland	Nordea Bank Finland PLC	Finnish Central Securities Depository (FCSD)
France	Citibank International Plc	Euroclear France
Germany	Citibank Aktiengesellschaft	Clearstream Banking AG
Greece	Citibank, N.A.	Central Securities Depository SA (CSD) Bank of Greece securities settlement system (BOGS)
Hong Kong	Citibank, N.A.	Central MoneyMarket Unit (CMU) Hong Kong Securities Clearing Company Limited (HKSCC)
Hungary	Citibank Rt.	The Central Depository and Clearing House Ltd. (KELER Ltd.)
India	Citibank, N.A.	National Securities Depository Limited (NSDL) Central Depository Services (India) Limited (CDSL) Reserve Bank of India (RBI)
Indonesia	Citibank, N.A.	PK Kustodia Sentral Efek Indonesia (KSEI)
Ireland	Citibank International Plc	Euroclear SA/NV and United Kingdom - Crest
Israel	Bank Hapoalim	Tel Aviv Stock Exchange - Clearinghouse (SECH)
Italy	Citibank, N.A.	Monte Titoli (MT)
Japan	Citibank, N.A.	Bankof Japan (BOJ) Japan Securities Depository Center (JASDEC)
Jordan	Citibank, N.A.
Korea	Citibank, N.A.	Korea Securities Depository (KSD)
Latvia	A/S Hansabanka	Bank of Latvia (BOL) Latvian Central Depository (LCD)
Lithuania	AB Bankas Hanas - LTB	Central Securities Depository of Lithuania (CSDL)
Malaysia	Citibank Berhad	Bank Negara Malaysia (BNM) Malaysian Central Depository Sdn. Bhd. (MCD)
Mauritius	The Hongkong and Shanghai Banking Corporation, Ltd.	The Central Depository and Settlement Company (CDS)
Mexico	Banco Nacional De Mexico (Banamex)	S.D. Indeval, S.A. de CV
Morocco	Citibank, Maghreb	Maroclear
Netherlands	Citibank International Plc.	Necigef NIEC
New Zealand	Citibank, N.A.	New Zealand Central Securities Depository (NZCSD)
Norway	Nordea Bank Norges ASA	The Norwegian Central Securities Depository (NZCSD)
Pakistan	Citibank, N.A.	State Bank of Pakistan (SBP) Central Depository Company of Pakistan (CDC)
Peru	Citibank, N.A.	CAVALI ICLV S.A.
Phillippines	Citibank, N.A.	Philippines Central Depository (PCD) Register of Scripless Securities (RoSS)
Poland	Bank Handlowy w Warsawie SA	National Depository for Securities (NDS) National Bank of Poland (NBP)
Portugal	Citibank International Plc	Interbolsa
Romania	Citibank Romania S.A.	Bucharest Stock Exchange (BSE) Societatea Nationala de compensare, decontare si depozitare pentru valori mobilare SA (SNCDD)
Russia	Citibank T/O	Bank for Foreign trade of the Russian Federation (VTB) The National Depository Centre (NDC)
Singapore	Citibank, N.A.	Central Depository Pte. Ltd.
Slovak Republic	Ceskoslovenska Obchodna Banka, s.a.	National Bank of Slovakia (NBS) Stredisko cennych papierov SR, a.s (SCP)
Slovenia	Bank Austria Creditanstalt dd (BACA)	Central Securities Clearing and Depository Corporation (KDD)
South Africa	First National Bank of Southern Africa Ltd	Share Transactions Totally Electronic (STRATE) Central Depository (Pty) Limited (CDL)
Spain	Citibank International Plc.	Servicio de Compensacion y LIquidacion de Valores (SCLV) Central de Anotaciones de Banco de Espana (CADE)
Sri Lanka	Citibank, N.A.	Central Depository Systems Private Limited (CDS)
Sweden	Skandinaviska Enskilda Banken	Vardepappercentralen (VPC)
Switzerland	Citibank, N.A.	SIS SegaInterSettle AG
Taiwan	Citibank, N.A.	Taiwan Securities Central Depository Co. Ltd. (TSCD)
Thailand	Citibank, N.A.	Thailand Securities Depository Co. Ltd. (TSD)
Turkey	Citibank, N.A.	Central Bank of Turkey (CBT) Takasbank ISE Settlement and Custody Bank Inc.
Ukraine	ING Bank Ukraine	Interegional Securities Union (MFS) National Bank of Ukraine (NBU)
United Kingdom	Citibank, N.A.	Central Moneymarkets office (CMO) Crestco Limited
Venezuela	Citibank, N.A.	Caja Venezolana de Valores CA (CVV) Central Bank - Banco Central de Venezuela (BCV)
Zimbabwe	Barclays Bank of Zimbabwe

Each of the Investment Companies listed on
Appendix "A" to the Custodian Agreement,
on behalf of each of their respective portfolios
By:	/s/Frank Knox
Name:	Frank Knox
Title:	Assistant Treasurer